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                                                                 Exhibit 10.22.2

                            [FORMFACTOR LETTERHEAD]


                                  July 1, 2003



Herr Jens Moeckel
Corporate Core Commodity Manager
Memory Product Division
Infineon Technologies AG
Gustav-Heinemann-Ring 212
D-81739 Munchen
Germany

     Re:  Extension of Basic Purchase Agreement

Dear Herr Moeckel;

     We write to confirm our companies' agreement to extend the term of the Basic Purchase Agreement ("AGREEMENT") between, on the one hand, Infineon Technologies AG, WhiteOak Semiconductor Partnership (now Infineon Technologies Richmond), and on the other hand, FormFactor, Inc. Specifically, this letter confirms that we have agreed to extend the term of the Agreement for 4 months, or to and until November 9, 2003. All other terms and conditions of the Agreement remain unchanged.

     As required by the Agreement, and in order to ensure the completeness of our files, we would appreciate it if you would countersign this letter in the space provided below and return it to our office.

     If you have any questions or concerns, please do not hesitate to contact me.

                                       Very truly yours,


                                       /s/ Peter B. Mathews
                                       Peter B. Mathews
                                       Vice President, Worldwide Sales

Accepted and agreed to on July 1, 2003  Accepted and agreed to on July 1, 2003
INFINEON TECHNOLOGIES AG                FORMFACTOR, INC.


By:  i.v. [ILLEGIBLE]                   By:  Peter B. Mathews
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Its: Commodity Manager                  Its: VP-Sales
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By:  i.v. [ILLEGIBLE]
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Its:
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